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                     [LETTERHEAD OF DELOITTE & TOUCHE LLP]



February 16, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Mail Stop 9-5
Washington, DC 20549

We have read and agree with the statements made in Item 4 of Form 8-K of SBM Certificate Company dated February 16, 1996.

Yours truly,

/s/ Deloitte & Touche LLP